CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 17, 2015, relating to the financial statements and financial highlights which appear in the June 30, 2015 Annual Reports to Shareholders of Franklin California Tax-Exempt Money Fund, which are also incorporated by reference into the Registration Statement.  We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

December 4, 2015